Exhibit 99.1

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

Date:	October 18, 2006

MONARCH FINANCIAL REPORTS RECORD

PROFITABILITY AND INCREASED GROWTH

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record net income of $952,600 for the third quarter of 2006, compared to $583,176 for the same period in 2005, a 63% increase. The annualized return on average assets (ROA) was 1.04%, and the annualized return on average equity (ROE) was 11.73%, a significant improvement from the same period in 2005 when these returns were 0.87% and 7.88%, respectively. Basic earnings per share were $0.24 compared to $0.15 the previous period, a 60% increase.

The Company also reported record net income for the first nine months of 2006 of $2,609,902, compared to $1,358,681 for the same period in 2005, a 92% increase. The annualized return on average assets (ROA) was 1.03%, and the annualized return on average equity (ROE) was 11.17%, an improvement from the same period in 2005 when these returns were 0.75% and 7.21%, respectively. Year-to-date 2006 basic earnings per share were $0.66, compared to $0.38 the previous year, a 74% increase.

Net interest income for the first nine months of 2006 grew 47% or $3.3 million compared to the same period in 2005 due to growth in balances as well as an expansion of the net interest margin to 4.36% from 4.07%. Non-interest income increased 16% for the same period, fueled by increased production from Monarch Home Funding, LLC, the Company’s residential mortgage subsidiary, and income from bank owned life insurance. Non-interest expense grew 31%, with the majority of the increase related to opening the new corporate office, a retail banking office, an additional downtown Norfolk office and mortgage office since September of 2005, and the hiring of additional lenders, mortgage originators, and other critical staffing positions.

“The past quarter was an exciting time for Monarch. We formed the Virginia Asset Group, LLC, to enhance our delivery of both investment and insurance solutions. We were also pleased to open a headquarters office in downtown Norfolk to house our commercial, real estate and private client group bankers,” stated William ‘Tree’ Rountree, President and Chief Executive Officer. “Despite a slowing housing market, we continued to grow our loan portfolio. With a projected decline in short-term rates in the future we decided to use cash on hand, short-term overnight borrowings, and our new trust preferred capital to fund our strong loan growth. We are proud to be named one of the “best places to work in Hampton Roads”, and continue to hire and recruit the best talent in the marketplace.”

At September 30, 2006 total assets were $390.1 million, up $89.8 million or 30% from $300.2 million at September 30, 2005. Total loans increased to $312.8 million, up $76.2 million or 32%. Deposits increased to $306.2 million, up $58.1 million or 23% over previous year levels.

Loan quality remains strong, and there were several smaller loans contributing to non-performing loans, which remain well below peer levels. All non-performing loans were secured by real estate or strong guarantor support with no losses expected.

The Company’s capital position remains strong with shareholders’ equity growing to $32.8 million at September 30, 2006, which represented over 8% of total assets. Monarch remains “Well Capitalized,” the highest rating of capital strength by regulatory standards. On July 5, 2006, the Company added an additional $10 million in capital from the issuance of trust preferred securities, which further strengthened the Bank’s capital position to $42.8 million.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, three offices in Virginia Beach, and three offices in Norfolk, Virginia. Services are also provided through fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, “Monarch Online” consumer and business internet banking (www.monarchbank.com), and our 24-hour phone banking system. Our subsidiaries include Monarch Home Funding, LLC (secondary mortgage origination), Virginia Asset Group, LLC (investment and insurance solutions) and Monarch Capital, LLC (commercial mortgage brokerage). We offer investment services through our ownership in BI Investments, LLC (investments and asset management), and insurance services through our ownership in Bankers Insurance, LLC (full-service insurance agency). The shares of Monarch Financial Holdings, Inc. are publicly traded on the NASDAQ Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with Federal Reserve Bank. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	September
	2006	2005
ASSETS:
Cash and due from banks	$8,018	$10,190
Interest bearing bank balances	1,840	6,370
Federal funds sold	876	238

Investment securities:
Securities available for sale	13,651	35,066
Securities held to maturity	33,568	1,100

Total investment securities	47,219	36,166

Mortgages held for sale	3,043	4,989

Loans	312,836	236,663
Less allowance for loan losses	(3,157)	(2,414)

Net loans	309,679	234,249

Bank premises and equipment	6,077	3,375
Restricted equity securities	3,383	2,014
Bank owned life insurance	6,235	—
Accrued interest receivable and other assets	3,684	2,649

Total assets	$390,054	$300,240

LIABILITIES:
Demand deposits—non-interest bearing	$56,160	$51,696
Demand deposits—interest bearing	8,349	9,377
Money market deposits	167,219	98,195
Savings deposits	6,978	11,069
Time deposits	67,524	77,819

Total deposits	306,230	248,156

Federal funds purchased	—	1,990
FHLB borrowings	39,900	20,000
Trust preferred subordinated debt	10,000	—
Accrued interest payable and other liabilities	1,083	1,034

Total liabilities	357,213	271,180

SHAREHOLDERS’ EQUITY:
Preferred stock, $5 par value, 2,000,000 shares authorized, none issued	—	—
Common stock, $5 par, 20,000,000 shares authorized, issued 3,990,548 shares outstanding at September 30, 2006 and 3,927,234 shares outstanding at September 30, 2005	19,953	19,636
Capital in excess of par value	9,783	7,461
Retained earnings	3,245	2,143
Accumulated other comprehensive loss	(140)	(180)

Total shareholders’ equity	32,841	29,060

Total liabilities and shareholders’ equity	$390,054	$300,240

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
INTEREST INCOME:
Interest on federal funds sold	$113,646	$20,871	$202,934	$33,743
Interest on other bank accounts	168,935	20,323	303,085	25,970
Dividends on restricted securities	41,125	21,260	86,793	59,528
Interest & dividends on investment securities:
Taxable	212,516	155,813	572,596	454,026
Non-taxable	—	—	—	1,765
Interest and fees on loans	6,257,226	3,892,609	16,964,484	10,088,359

Total interest income	6,793,448	4,110,876	18,129,892	10,663,391

INTEREST EXPENSE:
Interest on deposits	2,751,774	1,328,040	7,184,722	3,229,005
Interest on trust preferred subordinated debt	178,432	—	178,432	—
Interest on other borrowings	152,320	111,530	406,056	387,899

Total interest expense	3,082,526	1,439,570	7,769,210	3,616,904

NET INTEREST INCOME	3,710,922	2,671,306	10,360,682	7,046,487
PROVISION FOR LOAN LOSSES	207,100	242,771	482,244	642,271

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,503,822	2,428,535	9,878,438	6,404,216

NON-INTEREST INCOME:
Service charges on deposit accounts	247,756	223,528	668,601	594,276
Mortgage banking income	512,329	626,765	1,686,552	1,583,568
Securities losses, net	—	—	—	(10,841)
Other income	88,312	31,867	247,344	72,713

Total non-interest income	848,397	882,160	2,602,497	2,239,716

NON-INTEREST EXPENSE:
Salaries and employee benefits	1,753,487	1,439,618	5,084,959	3,889,839
Occupancy and equipment	384,825	252,321	1,098,912	737,716
Data processing	154,682	132,358	411,947	357,784
Other expenses	642,375	605,876	2,002,492	1,600,895

Total non-interest expense	2,935,369	2,430,173	8,598,310	6,586,234

INCOME BEFORE TAXES	$1,416,850	$880,522	$3,882,625	$2,057,698

Income tax provision	464,250	297,346	1,272,723	699,017

NET INCOME	$952,600	$583,176	$2,609,902	$1,358,681

NET INCOME PER COMMON SHARE:
Basic	$0.24	$0.15	$0.66	$0.38
Diluted	$0.22	$0.15	$0.62	$0.36

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended September 30			Nine Months Ended September 30
	2006	2005	Change	2006	2005	Change
EARNINGS
Interest income	$6,793	$4,111	65.2%	$18,130	$10,663	70.0%
Interest expense	3,082	1,440	114.0	7,769	3,617	114.8
Net interest income	3,711	2,671	38.9	10,361	7,046	47.0
Provision for loan losses	207	243	(14.8)	482	642	(24.9)
Noninterest income	848	882	(3.9)	2,602	2,240	16.2
Noninterest expense	2,935	2,430	20.8	8,598	6,586	30.5
Pre-tax net income	1,417	880	61.0	3,883	2,058	88.7
Income taxes	464	297	56.2	1,273	699	82.1
Net income	953	583	63.5	2,610	1,359	92.1

PER COMMON SHARE
Earnings per share - basic	$0.24	$0.15	60.0%	$0.66	$0.38	73.7%
Earnings per share - diluted	0.22	0.15	46.7	0.62	0.36	72.2
Book value				8.23	7.38	11.5
Closing market price (adjusted)				18.50	11.27	64.2

FINANCIAL RATIOS
Return on average assets	1.04%	0.87%	19.5%	1.03%	0.75%	37.3%
Return on average shareholders’ equity	11.73	7.88	48.9	11.17	7.21	54.9
Average equity to average assets	8.86	11.07	(20.0)	9.21	10.41	(11.5)
Net interest margin (FTE)	4.32	4.15	4.1	4.36	4.07	7.1
Non-interest revenue/Total revenue	11.1	17.7	(37.3)	12.6	17.4	(27.6)

PERIOD END BALANCES
Investment securities				$47,219	$36,166	30.6%
Total loans				312,836	236,663	32.2
Interest-earning assets				375,432	286,440	31.1
Assets				390,054	300,240	29.9
Total deposits				306,230	248,156	23.4
Other borrowings				49,900	21,990	126.9
Shareholders’ equity				32,841	29,060	13.0

AVERAGE BALANCES
Total loans	$300,094	$228,275	31.5%	$285,774	$206,625	38.3%
Interest-earning assets	349,303	255,328	36.8	325,982	231,726	40.7
Assets	364,619	267,380	36.4	339,332	242,059	40.2
Total deposits	308,019	221,747	38.9	290,466	198,511	46.3
Other borrowings	22,592	14,967	50.9	16,251	17,534	(7.3)
Shareholders’ equity	32,248	29,611	8.9	31,248	25,200	24.0

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$2,949	$2,203	33.9%	$2,685	$1,804	48.8%
Provision for loan losses	207	243	(14.8)	482	642	(24.9)
Charge-offs	—	32	100.0	13	32	(59.4)
Recoveries	1	—	n/a	3	—	n/a
Ending balance	3,157	2,414	30.8	3,157	2,414	30.8

ASSET QUALITY RATIOS
Nonperforming loans to total loans				0.22%	0.00%	22 bp
Allowance for loan losses to total loans				1.01	1.02	0.0%
Allowance for loan losses to nonperforming loans				450.00	0.00	0.0%
Charge-off loans to average loans				0.00	0.00	0.0%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				702	0	100.0%
Nonaccrual				0	0	0.0
OREO				0	0	0.0

Nonperforming assets				702	—	100.0%

bp - Change is measured as difference in basis points.